UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 21, 2019

 ANIXTER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	94-1658138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Commission File Number: 001-10212
2301 Patriot Blvd.
Glenview, Illinois 60026
(224) 521-8000
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2019, the Board of Directors of Anixter International Inc. (the “Company”) appointed Bill Simon and Charles "Chuck" Swoboda to the Board of Directors, effective March 1, 2019.

The compensation of Messrs. Simon and Swoboda will be consistent with that provided to all Company non-employee directors, as described in the Company's most recent proxy statement filed with the Securities and Exchange Commission on April 20, 2018. There are no transactions or relationships between the Company and each of the new directors required to be disclosed pursuant to Item 404 of Regulation S-K. In addition, the Board has determined that Mr. Simon and Mr. Swoboda are each independent pursuant to the independence tests under Section 303A.02 of the New York Stock Exchange Listed Company Manual, based on evaluations conducted in accordance with Section 303A.02. Messrs. Simon and Swoboda will join the Compensation and Nominating and Governance Committees.

The press release announcing the appointment of Messrs. Simon and Swoboda to the Company's Board of Directors is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release, dated February 21, 2019, of Anixter International Inc., announcing the appointment of Bill Simon and Chuck Swoboda to the Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.

February 21, 2019	By:	/s/ Theodore A. Dosch
Theodore A. Dosch
Executive Vice President - Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 21, 2019, of Anixter International Inc., announcing the appointment of Bill Simon and Chuck Swoboda to the Board of Directors.